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                                     CONSENT


      We hereby consent to the use of our firm name in IAT Multimedia, Inc.'s Registration Statement on Form S-1 and in the Prospectus forming a part of such Registration Statement. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.


                                                 /s/ Dr. Schackow & Partner
                                                -----------------------------
                                                   DR. SCHACKOW & PARTNER

Dated:  December 20, 1996